EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

Alliant Techsystems Inc.:

        We consent to the incorporation by reference in Registration Statements No. 33-36981, No. 33-48851, No. 33-91138, No. 33-91196, No. 333-33305, No. 333-38775, No. 333-60665, No. 333-84445, No. 333-91196, No. 333-60665, No. 333-33305, No. 333-36981, No. 333-64498, No. 333-67316, No. 333-69042 and No. 333-73174 of our report dated May 9, 2002, appearing in this Annual Report on Form 10-K of Alliant Techsystems Inc. for the year ended March 31, 2002.

Minneapolis, Minnesota
June 3, 2002